As filed with the Securities and Exchange Commission on March 6, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________

NeuBase Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5622433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Technology Drive Pittsburgh, Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

________________

2019 Stock Incentive Plan

(Full title of the plan)

Dr. Dietrich Stephan

Chief Executive Officer

NeuBase Therapeutics, Inc.

350 Technology Drive

Pittsburgh, Pennsylvania 15219

(Name and address of agent for service)

(412) 763-3350

(Telephone number, including area code, of agent for service)

________________

Copies of all correspondence to:
Jeffrey T. Hartlin, Esq.
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, California 94304
(650) 320-1800

________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.      ☐

EXPLANATORY NOTE

NeuBase Therapeutics, Inc. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register 1,320,346 additional shares of Common Stock issuable pursuant to the 2019 Stock Incentive Plan (the “Plan”).

Pursuant to the Registration Statements on Form S-8 (File Nos. 333-233346, 333-252025, and 333-264211) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on August 16, 2019, January 11, 2021, and April 8, 2022, respectively (collectively, the “Prior Registration Statements”), the Registrant previously registered an aggregate of 6,018,136 shares of Common Stock under the Plan.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

•	the Registrant’s Annual Report on Form 10-K (No. 001-35963) for the fiscal year ended September 30, 2022, filed with the Commission on December 21, 2022;

•	the Registrant’s Quarterly Report on Form 10-Q (No. 001-35963) for the fiscal period ended December 31, 2022, filed with the Commission on February 14, 2023;

•	the Registrant’s Current Reports on Form 8-K (No. 001-35963) filed with the Commission on October 3, 2022, October 14, 2022, October 24, 2022, and December 29, 2022; and

•	the description of the Registrant’s Common Stock, contained in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K (No. 001-35963) for the fiscal year ended September 30, 2019, filed with the Commission on January 10, 2020, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents that the Registrant subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the above, information that is “furnished to” the Commission shall not be deemed “filed with” the Commission and shall not be deemed incorporated by reference into this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

NeuBase Therapeutics, Inc.

350 Technology Drive

Pittsburgh, PA 15219

(412) 763-3350

Attn: Chief Financial Officer

ITEM 9.	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Consulting Warrants (incorporated herein by reference to Exhibit 10.21 to the Registrant’s Quarterly Report on Form 10-Q, for the fiscal quarter ended June 30, 2011, filed on August 15, 2011)

4.2	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on April 6, 2017)

4.3	NeuBase Therapeutics, Inc. 2019 Stock Incentive Plan (incorporated herein by reference to Annex E to the Registrant’s Registration Statement on Form S-4, as amended, filed on June 3, 2019)

4.4	Form of Option Agreement under the NeuBase Therapeutics, Inc. 2019 Stock Incentive Plan (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8, filed on August 16, 2019)

4.5	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.17 to the Registrant’s Registration Statement on Form S-8, filed on August 16, 2019)

5.1*	Opinion of Paul Hastings LLP

23.1*	Consent of Marcum, LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Paul Hastings LLP (included in Exhibit 5.1 of this Registration Statement)

24.1*	Power of Attorney (included on signature page of this Registration Statement)

107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh and the State of Pennsylvania, on March 6, 2023.

NEUBASE THERAPEUTICS, INC.

By:	/s/ Dietrich Stephan
Dr. Dietrich Stephan
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Dr. Dov A. Goldstein, Mr. Gerry J. McDougall, Dr. Franklyn G. Prendergast, Mr. Eric I. Richman, and Dr. Eric J. Ende constitutes and appoints Dr. Dietrich Stephan and Mr. Todd P. Branning, and each of them, and that Dr. Dietrich Stephan constitutes and appoints Mr. Todd P. Branning, and that Mr. Todd P. Branning constitutes and appoints Dr. Dietrich Stephan, as his true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dietrich A. Stephan Dietrich A. Stephan, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2023

/s/ Todd P. Branning Todd P. Branning	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 6, 2023

/s/ Dov A. Goldstein Dov A. Goldstein, M.D.	Director	March 6, 2023

/s/ Gerald J. McDougall Gerald J. McDougall	Director	March 6, 2023

/s/ Franklyn G. Prendergast Franklyn G. Prendergast, M.D., Ph.D.	Director	March 6, 2023

/s/ Eric I. Richman Eric I. Richman	Director	March 6, 2023

/s/ Eric J. Ende	Director	March 6, 2023
Eric J. Ende, M.D.